SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 30, 1999


                                Barnes Group Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                      1-04801               06-0247840
-------------------------------------------------------------------------------
(State or other jurisdiction         (Commission            (IRS Employer
        of incorporation)            File Number)         Identification No.)


         123 Main Street                    Bristol, CT            06010
-------------------------------------------------------------------------------
         (Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code (860) 583-7070

                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

             On August 30, 1999, Barnes Group Inc. purchased substantially all of the assets of the nitrogen gas springs business of the Teledyne Fluid Systems Division of Teledyne Industries, Inc. pursuant to an Asset Purchase and Sale Agreement dated as of July 27, 1999 (the "Agreement") by and between Teledyne Industries, Inc. (the "Seller") and Barnes Group Inc. (the "Purchaser"). The aggregate purchase price was $89.7 million. The purchase price will be adjusted upward or downward following the closing to take into account changes in net working capital from December 31, 1998 to the closing date, to the extent that such changes exceed $250,000. The closing net working capital will be determined by the Purchaser no later than 30 days after the August 30, 1999 closing date, subject to review and acceptance by the Seller.

             The purchase price was determined through negotiations between the Purchaser and the Seller conducted on an arms' length basis. During such negotiations, the parties considered, among other things, the present stage of development of the business and operations of the nitrogen gas springs business, the condition of its assets, its financial condition, the market for its services and products and its future business prospects.

             The funds used to purchase the assets were borrowed initially under the Purchaser's $150 million revolving credit agreement with six banks led by Mellon Bank N.A. The credit agreement has a termination date as of December 6, 2002.

             Through its acquisition of the assets, the Purchaser acquired the machinery, equipment and other physical property owned or leased by Teledyne Industries, Inc. and used in connection with its business of producing and distributing nitrogen gas springs for the metal forming industries. The Purchaser intends to continue the use of such machinery, equipment and other physical property in connection with the operation of such business. The acquired assets also include all of the capital stock of Stromsholmen AB, a Swedish corporation, in Tranas, Sweden that produces and distributes nitrogen gas springs for the metal forming industries. Such stock was acquired by Barnes Sweden Holding Company AB, a wholly owned subsidiary of the Purchaser. Of the aggregate purchase price, $70 million was allocated to the purchase of Stromsholmen AB. The Purchaser intends for Stromsholmen to continue its present business.

         In accordance with Rule 3-05 of Regulation S-X, the financial statements of the nitrogen gas springs business of Teledyne's Fluid Systems Division are required to be filed herewith.

ITEM 7.           EXHIBITS.

                  (a) and (b). The financial statements and pro forma financial information, required as part of this Report on Form 8-K, will be filed not later than 75 days from the Date of Report as an amendment to this Report.

                  (c).  The following exhibits are filed as part of this Report:


       Exhibit Number                Exhibit Name
       --------------                ------------
        Exhibit 2.1 Asset Purchase Sale Agreement dated as of July 27, 1999, by and between Teledyne Industries, Inc. and Barnes Group Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:     September 13, 1999        BARNES GROUP INC.


                                     By:    /s/ Signe Gates
                                         -------------------
                                         Name:  Signe Gates
                                         Title: Senior Vice President, General
                                                Counsel and Secretary

                                  EXHIBIT INDEX

       Exhibit Number               Exhibit Name                   Location
       --------------               ------------                   --------

        Exhibit 2.1      Asset Purchase and Sale                Filed herewith
                         Agreement dated as of July 27,
                         1999, by and between Teledyne
                         Industries,Inc. and Barnes Group Inc.